                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the NCR Savings Plan (Registration No. 333-18803) of our report dated June 26, 2000 relating to the financial statement of the NCR Savings Plan, which appears in this Form 11-K.


/s/ PriceWaterhouseCoopers LLP

Dayton, Ohio
June 26, 2000